Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Financial Statements” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information as filed with the Securities and Exchange Commission in Post-Effective Amendment No. 12 to the Registration Statement under the Securities Act of 1933 (Form N-2, No. 333-104669) of the Tri-Continental Corporation.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

April 5, 2013